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                                                                    EXHIBIT 24.3


                          CONSENT OF WILKINSON & GRIST

We hereby consent to the references to us under the captions "ENFORCEABILITY OF CIVIL LIABILITIES" and "LEGAL MATTERS" in the Registration Statement on Form F-3 of Nam Tai Electronics, Inc. (File No. 333-36135). This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the United States Securities Act of 1933, as amended.


                                                /s/ WILKINSON & GRIST

                                                    WILKINSON & GRIST

October 20, 1997
Hong Kong